EXHIBIT 99.1

	Investor Contact:	Teri Miller
(954) 308-8216
terilmiller@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com
SPHERION ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS
     FORT LAUDERDALE, Fla., April 30, 2007 — Spherion Corporation (NYSE: SFN) today announced financial results for the first quarter ended April 1, 2007.
     Spherion President and Chief Executive Officer Roy Krause commented, “Our first quarter results continue to reflect solid progress in executing our business strategy. Again this quarter, we delivered growth in professional and other higher margin services resulting in additional gross profit margin expansion. Operating margins and earnings increased nicely compared with the prior year due to growth in gross profit and better expense management this quarter. Our business strategy and service expertise position us well within the market as we continue to focus on execution of our strategy.”
FINANCIAL HIGHLIGHTS
•	First quarter 2007 revenues were $464.5 million compared with $464.2 million in the first quarter of 2006.

•	Earnings from continuing operations were $2.8 million or $0.05 per share in the first quarter of 2007, which includes an interest charge related to the buyout of the minority interest in our Canadian operation of approximately $0.03 per share. Adjusted earnings per share from continuing operations were $3.8 million or $0.07 per share in the first quarter of 2007. Earnings from continuing operations in the first quarter of 2006 were $2.2 million or $0.04 per share.

•	Net earnings, which include discontinued operations, for the first quarter of 2007 were $2.6 million or $0.05 per share, compared with $2.9 million or $0.05 per diluted share in the first quarter of 2006.
     Krause continued, “Today, we completed the acquisition of Resulté Universal, Ltd., a leader within the Texas market, providing information technology, accounting and finance recruiting and staffing services. Resulté has a high-performance culture and business philosophy that aligns well with our goals for expanding our professional services

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business. We are very pleased to have the Resulté team join us and look forward to accelerated growth in our Texas operation.”
OPERATING PERFORMANCE
     Within Staffing Services, revenues from our targeted small and mid sized customers were approximately flat year over year, while our large accounts were down roughly 3%, resulting in a first quarter revenue decrease of 1.8% year over year. Total Staffing Services gross profit margins increased to 19.6% in the first quarter of 2007 compared with 19.2% in the first quarter of 2006, primarily due to growth in the higher margin managed services, including recruitment process outsourcing services. Temporary staffing gross profit margins were approximately flat with the prior year as improved state unemployment taxes and insurance costs were offset by lower pay/bill spreads. Selling, general and administrative costs were $63.8 million or 18.8% of revenue in the first quarter of 2007, compared with $64.7 million or 18.7% of revenue last year. Selling, general and administrative expenses decreased by approximately $3.5 million compared with the fourth quarter 2006 due to lower variable costs and increased focus on productivity and expense management. Segment operating profit was $2.8 million or 0.8% of revenue in the first quarter of 2007, compared with $1.5 million and 0.4% of revenue in the first quarter of 2006.
     Professional Services revenue growth was 5.4% on a year over year basis in the first quarter of 2007. Revenue growth was strongest in information technology, both in temporary staffing and permanent placement. Gross profit margins in the first quarter of 2007 were 32.8%, an increase of 50 basis points from last year, due to improved pay/bill spreads, growth of permanent placement revenues and lower employee benefit and insurance costs. Selling, general and administrative expenses increased $1.7 million to $34.5 million, but remained at 27.6% of revenue in the first quarter of both 2007 and 2006. The increase reflects investments in sales and recruiting staff and higher variable costs as the business grows. Segment operating profit increased to $6.5 million or approximately 5.2% of revenue in the first quarter of 2007, compared with $5.6 million or approximately 4.7% of revenue in the same period last year.
OTHER ITEMS
     The Company will use cash on hand to fund the investment in Resulté of approximately $18.6 million, which is expected to be modestly accretive to the Company’s 2007 earnings. Resulté generated revenues of approximately $23 million in the twelve months ended March 31, 2007.

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     During the quarter, the Company decided to purchase the remaining 15% interest in its Canadian operations, effective at the end of the second quarter. As a result, the Company recorded interest expense of $1.5 million pre-tax or approximately $0.03 per share to increase its purchase liability to equal the estimated $5 million purchase price, which will be paid during the third and fourth quarters.
     The Company repurchased 200,000 shares of common stock during the first quarter of 2007 at an average price of $8.86 per share. During April, the Company repurchased an additional 200,000 shares at approximately $9.15 per share.
OUTLOOK
     Krause commented, “Based on recent trends, the Company anticipates revenue for the second quarter will be between $470 and $485 million, reflecting modest growth as demand across the industry remains somewhat challenging. Earnings from continuing operations are expected to be between $0.09 and $0.13 per share, assuming a 40% effective tax rate.”
ABOUT SPHERION
     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
     With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing nearly 300,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions —

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any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold may create contractual liabilities associated with indemnifications provided; Business interruptions — natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors; Government Regulation — government regulation may increase our costs; International operations — we are subject to business risks associated with our operations in Canada which could make those operations more costly; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; and Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release .
     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include work opportunity tax credits and interest expense related to the purchase of the Canadian operation minority interest. Adjusted earnings from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings from continuing operations should not be considered measures of financial performance in isolation or as an alternative to earnings from continuing operations or net earnings (loss) as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

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SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 1,	April 2,
	2007	2006
Revenues (1)	$464,483	$464,249
Cost of services (2)	356,789	359,678

Gross profit	107,694	104,571

Selling, general and administrative expenses	101,598	101,200
Interest expense	1,951	484
Interest income	(1,283)	(1,042)

	102,266	100,642

Earnings from continuing operations before income taxes and discontinued operations	5,428	3,929
Income tax expense	(2,660)	(1,690)

Earnings from continuing operations before discontinued operations	2,768	2,239
(Loss) earnings from discontinued operations, net of tax	(162)	664

Net earnings	$2,606	$2,903

Earnings per share-Basic:
Earnings from continuing operations before discontinued operations	$0.05	$0.04
(Loss) earnings from discontinued operations	—	0.01

	$0.05	$0.05

Earnings per share-Diluted:
Earnings from continuing operations before discontinued operations	$0.05	$0.04
(Loss) earnings from discontinued operations	—	0.01

	$0.05	$0.05

Weighted-average shares used in computation of earnings per share:
Basic	56,551	58,466
Diluted	57,090	59,338

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	April 1,	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$61,398	$54,640
Receivables, less allowance for doubtful accounts of $3,896 and $3,354	268,652	274,185
Deferred tax asset	11,390	11,462
Insurance deposit	23,192	24,501
Other current assets	18,219	16,414

Total current assets	382,851	381,202
Goodwill	51,427	49,703
Property and equipment, net of accumulated depreciation of $96,281 and $93,723	83,922	87,291
Deferred tax asset	121,223	122,867
Insurance deposit	24,085	25,177
Other assets	26,860	27,147

	$690,368	$693,387

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and other accrued expenses	$74,544	$78,368
Accrued salaries, wages and payroll taxes	57,958	59,062
Accrued insurance reserves	22,030	22,368
Accrued income tax payable	1,741	3,512
Current portion of long-term debt and other short-term borrowings	1,834	2,068
Other current liabilities	13,038	8,555

Total current liabilities	171,145	173,933
Long-term debt, net of current portion	2,247	2,377
Accrued insurance reserves	19,588	20,292
Deferred compensation	18,568	18,984
Other long-term liabilities	4,072	6,659

Total liabilities	215,620	222,245

Stockholders’ Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 8,905,698 and 8,777,220 shares, respectively	(79,252)	(77,856)
Additional paid-in capital	845,433	844,735
Accumulated deficit	(295,759)	(300,060)
Accumulated other comprehensive income	3,673	3,670

Total stockholders’ equity	474,748	471,142

	$690,368	$693,387

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Management Guidance	Three Months Ended
	Three Months Ended
	July 1,	April 1,	April 2,
	2007	2007	2006
Adjusted earnings from continuing operations		$3,837	$2,239

Work Opportunity Tax Credit and other credits		423	—

Interest on Canadian Acquisition		(1,492)	—

Earnings from continuing operations		2,768	2,239

(Loss) earnings from discontinued operations		(162)	664

Net earnings		$2,606	$2,903

Per share-Diluted amounts:
Adjusted earnings from continuing operations		$0.07	$0.04

Work Opportunity Tax Credit and other credits		0.01	—

Interest on Canadian Acquisition		(0.03)	—

Earnings from continuing operations	$0.09 to $0.13	0.05	0.04

(Loss) earnings from discontinued operations		—	0.01

Net earnings		$0.05	$0.05

Diluted weighted-average shares used in computation of earnings per share		57,090	59,338

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended
	April 1, 2007	April 2, 2006	December 31, 2006
Revenues:
Staffing Services	$339,194	$345,416	$375,185
Professional Services	125,289	118,833	125,438

Segment revenue	$464,483	$464,249	$500,623

Gross profit:
Staffing Services	$66,623	$66,176	$78,489
Professional Services	41,071	38,395	41,777

Segment gross profit	$107,694	$104,571	$120,266

Segment operating profit:
Staffing Services	$2,786	$1,455	$11,170
Professional Services	6,540	5,586	6,029

Segment operating profit	9,326	7,041	17,199

Unallocated corporate costs	(3,190)	(3,599)	(4,315)
Amortization of intangibles	(40)	(71)	(46)
Interest expense	(1,951)	(484)	(494)
Interest income	1,283	1,042	989
Restructuring and other charges	—	—	(126)

Earnings from continuing operations before income taxes and discontinued operations	$5,428	$3,929	$13,207

MEMO:

Gross profit margin:
Staffing Services	19.6%	19.2%	20.9%
Professional Services	32.8%	32.3%	33.3%
Total Spherion	23.2%	22.5%	24.0%

Segment operating profit margin:
Staffing Services	0.8%	0.4%	3.0%
Professional Services	5.2%	4.7%	4.8%
Total Spherion	2.0%	1.5%	3.4%

Supplemental Cash Flow Information:
Operating cash flow	$9,587	$18,002	$26,121
Capital expenditures	$2,319	$6,917	$5,782
Depreciation and amortization	$5,745	$5,397	$5,714
DSO	53	53	50

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended
	April 1, 2007	April 2, 2006	December 31, 2006
Staffing Services
Revenue by Skill:
Clerical	$220,695	$219,784	$232,883
Light Industrial	118,499	125,632	142,302

Segment Revenue	$339,194	$345,416	$375,185

Revenue by Service:
Temporary Staffing	$286,035	$295,332	$323,000
Managed Services	47,858	45,244	47,291
Permanent Placement	5,301	4,840	4,894

Segment Revenue	$339,194	$345,416	$375,185

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	16.2%	16.1%	18.3%
Managed Services	31.5%	30.3%	30.9%
Permanent Placement	100.0%	100.0%	100.0%
Total Staffing Services	19.6%	19.2%	20.9%

Professional Services
Revenue by Skill:
Information Technology	$82,417	$76,053	$82,413
Finance & Accounting	26,283	26,619	25,840
Other	16,589	16,161	17,185

Segment Revenue	$125,289	$118,833	$125,438

Revenue by Service:
Temporary Staffing	$111,719	$106,354	$112,710
Permanent Placement	13,570	12,479	12,728

Segment Revenue	$125,289	$118,833	$125,438

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	24.6%	24.4%	25.8%
Permanent Placement	100.0%	100.0%	100.0%
Total Professional Services	32.8%	32.3%	33.3%